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                                                                    EXHIBIT 15.1




        CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS



We consent to the incorporation by reference, in Registration Statements
No. 333-8538 and No. 333-7462 on Form S-8, in Registration Statement
No. 333-12216 on Form F-2 and Registration Statement No. 333-51014 on Form F-3 of our report dated September 17, 2004 on the consolidated financial statements of Sand Technology Inc (the "Company"), appearing in this Annual Report on Form 20-F of the Company, for the year ended July 31, 2004. We also consent to incorporation by reference in the aforementioned Registration Statements and Annual Report of our Comments by Independent Auditors for U.S. Readers on Canada-U.S. Reporting Differences dated September 17, 2004.





                                                   /s/    Deloitte & Touche LLP
                                                          Chartered Accountants

January 27, 2005
Montreal, Quebec



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